UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               December 18, 2012

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Form 8-K filed by Joy Global Inc. (the “Company”) on September 21, 2012, Michael S. Olsen, the Company’s Executive Vice President and Chief Financial Officer, notified the Company of his intention to retire on February 1, 2013.  The Form 8-K also disclosed that James M. Sullivan would join the Company as an Executive Vice President on October 1, 2012 and that the Board of Directors expected to appoint Mr. Sullivan as Chief Financial Officer following the completion of the Company’s fiscal 2012 reporting process and prior to Mr. Olsen’s retirement date.

On December 18, 2012, following completion of the Company’s fiscal 2012 reporting process and the filing of the Company’s Annual Report on Form 10-K for its year ended October 26, 2012, Mr. Sullivan was appointed the Company’s Chief Financial Officer.  Mr. Sullivan will continue to serve as an Executive Vice President of the Company.  Mr. Olsen will remain an Executive Vice President of the Company until his retirement date, during which time he will assist in the completion of the Chief Financial Officer transition process.

As previously reported, Mr. Sullivan, 52, formerly served as Chief Financial Officer of Solutia, Inc., a global manufacturer of performance materials and specialty chemicals, from 2004 until its acquisition by Eastman Chemical Company in July 2012.  Mr. Sullivan also served as Solutia’s Executive Vice President from 2009 until his departure and previously served as Senior Vice President from 2004 through 2009 and Treasurer from 2004 through 2011.  Mr. Sullivan also served as Solutia’s Vice President and Controller from 1999 through 2004.  At the time of his departure, Mr. Sullivan was responsible for Solutia’s finance activities, including controllership, internal audit, investor relations, tax, treasury, risk management, credit and collections, acquisitions and divestitures and information technology.

Mr. Sullivan’s annual salary will be $500,000 and he will participate in the Company’s annual bonus plan, beginning in fiscal 2013, with a target bonus of 70% of base salary and payout dependent upon achievement of individual and Company performance objectives.  In connection with his appointment as Executive Vice President, the Human Resources and Nominating Committee of the Board of Directors provided Mr. Sullivan with initial equity awards under the Joy Global Inc. 2007 Stock Incentive Plan (the “Plan”) on October 1, 2012 consisting of 20,000 stock options and 10,000 restricted stock units.  In addition, on December 4, 2012, the Human Resources and Nominating Committee granted Mr. Sullivan fiscal 2013 equity awards under the Plan consisting of 12,000 stock options, 4,800 restricted stock units, and 4,800 performance shares.  Mr. Sullivan also will receive benefits available generally to salaried employees and certain perquisites available to senior executive officers that are consistent with those disclosed in the Company’s proxy statement for its 2012 annual meeting of shareholders.  Neither Mr. Sullivan nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: December 21, 2012	By:	/s/ James E. Agnew
James E. Agnew
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)